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                                                                   EXHIBIT 99.01

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Company's Form 10-K, the Company's Annual Report to Shareholders, any Form 10-Q or any Form 8-K of the Company, the Company's press releases, or any other written or oral statements made by or on behalf of the Company, may include or incorporate by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is first made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in or by such statements. These uncertainties and other factors include, but are not limited to:

-    uncertainties relating to general economic, business and market conditions;
- the loss of one or more key customer or supplier relationships, such as pharmaceutical and medical/surgical manufacturers for which alternative supplies may not be available or easily replaceable;
- challenges associated with integrating our information systems with those of our customers and/or suppliers;
- potential liabilities associated with warranties of our information systems, and the malfunction or failure of our information systems or those of third parties with whom we do business, such as malfunctions or failures associated with date-related issues and disruption to internet-related operations;
- the costs and difficulties related to the integration of recently acquired businesses;
- changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of our independent auditors or the staff of the SEC;
- changes in the distribution or outsourcing pattern for pharmaceutical and medical/surgical products and services, including an increase in direct distribution or a decrease in contract packaging by pharmaceutical manufacturers;
- changes in government regulations or our failure to comply with those regulations;
-    the costs and other effects of legal and administrative proceedings;
- injury to person or property resulting from our manufacturing, packaging, repackaging, drug delivery system development and manufacturing, information systems, or pharmacy management services;
- competitive factors in our healthcare service businesses, including pricing pressures;
-    unforeseen changes in our existing agency and distribution arrangements;
- the continued financial viability and success of our customers, suppliers, and franchisees;
- difficulties encountered by our competitors, whether or not we face the same or similar issues;
-    technological developments and products offered by competitors;
- failure to retain or continue to attract senior management or key personnel;
- risks associated with international operations, including fluctuations in currency exchange ratios and implementation of the Euro currency;
- costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks;
- difficulties or delays in the development, production, manufacturing, and marketing of new products and services;
-    strikes or other labor disruptions;
-    labor and employee benefit costs;
- pharmaceutical and medical/surgical manufacturers' pricing policies and overall drug price inflation;
-    changes in hospital buying groups or hospital buying practices; and
- other factors described in the Company's Form 10-K or the documents we file with the Securities and Exchange Commission.

The words "believe", "expect", "anticipate", "project", and similar expressions identify "forward-looking statements", which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.